Exhibit 99.1
Contact: Adam Smith
Senior Vice President, Investor Relations and FP&A
Telephone: (617) 375-7500
AMERICAN TOWER CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL RESULTS

CONSOLIDATED HIGHLIGHTS(1)(2)
Fourth Quarter 2024			Full Year 2024
●	Total revenue increased 3.7% to $2,548 million	●	Total revenue increased 1.1% to $10,127 million
●	Total property revenue increased 2.0% to $2,484 million	●	Property revenue increased 0.7% to $9,934 million
●	Net income increased 9,151.9% to $1,231 million(3)(4)(5)	●	Net income increased 66.8% to $2,280 million(3)(4)(5)
●	Adjusted EBITDA increased 5.1% to $1,692 million	●	Adjusted EBITDA increased 1.9% to $6,812 million
●	Net income attributable to AMT common stockholders increased 1,348.3% to $1,230 million(3)(4)(5)	●	Net income attributable to AMT common stockholders increased 52.0% to $2,255 million(3)(4)(5)
●	AFFO attributable to AMT common stockholders increased 1.7% to $1,088 million	●	AFFO attributable to AMT common stockholders increased 7.0% to $4,934 million
●	AFFO attributable to AMT common stockholders, as adjusted, increased 10.7% to $1,088 million(6)	●	AFFO attributable to AMT common stockholders, as adjusted, increased 6.0% to $4,661 million(6)
Boston, Massachusetts – February 25, 2025: American Tower Corporation (NYSE: AMT) today reported financial results for the quarter and full year ended December 31, 2024.
Steven Vondran, American Tower’s Chief Executive Officer, stated, “We posted another year of solid results at American Tower, delivering AFFO per Share growth supportive of our long-term target, while demonstrating effective execution of the strategic priorities I laid out a year ago. Our initial expectations for accelerating activity over the course of the year were validated, highlighted by mid-band deployments in the U.S. and Europe, 4G densification and early 5G upgrades in emerging markets, and another exceptional year of leasing at CoreSite. The contribution to the margin from these solid demand trends was further complemented by prudent cost controls and the successful execution of our globalization initiatives, driving added efficiency to the already attractive operating leverage inherent to our business.
While the macroeconomic environment remains challenging, demand for connectivity across our global platform continues unabated. The strategic steps we’ve taken to enhance the quality of our earnings through portfolio management, disciplined capital allocation and balance sheet strength, has us well positioned to navigate volatility and uncertainty, while meeting the critical needs of our customers. Taken altogether, our business today is better positioned to deliver durable, sustained growth and returns for our shareholders over the long-term.”
CONSOLIDATED OPERATING RESULTS OVERVIEW(1)(2)
American Tower generated the following operating results for the quarter and full year ended December 31, 2024 (all comparative information is presented against the quarter and full year ended December 31, 2023).

($ in millions, except per share amounts.)	Q4 2024	Growth Rate	FY 2024	Growth Rate
Total revenue	$2,548	3.7%	$10,127	1.1%
Total property revenue	$2,484	2.0%	$9,934	0.7%
Total Tenant Billings Growth	$102	5.7%	$438	6.1%
Organic Tenant Billings Growth	$90	5.0%	$381	5.3%
Property Gross Margin	$1,861	2.8%	$7,452	1.1%
Property Gross Margin %	74.9%		75.0%
Net income(3)(4)(5)	$1,231	9,151.9%	$2,280	66.8%
Net income attributable to AMT common stockholders(3)(4)(5)	$1,230	1,348.3%	$2,255	52.0%
Net income attributable to AMT common stockholders per diluted share(3)(4)(5)	$2.62	1,355.6%	$4.82	51.6%
Adjusted EBITDA	$1,692	5.1%	$6,812	1.9%
Adjusted EBITDA Margin %	66.4%		67.3%

Nareit Funds From Operations (FFO) attributable to AMT common stockholders(4)	$1,682	96.0%	$5,233	13.5%
AFFO attributable to AMT common stockholders	$1,088	1.7%	$4,934	7.0%
AFFO attributable to AMT common stockholders per Share	$2.32	1.3%	$10.54	6.8%
AFFO attributable to AMT common stockholders, as adjusted(6)	$1,088	10.7%	$4,661	6.0%
AFFO attributable to AMT common stockholders per Share, as adjusted(6)	$2.32	10.5%	$9.96	5.8%
Cash provided by operating activities	$1,199	5.0%	$5,291	12.0%
Less: total cash capital expenditures(7)	$453	(14.8)%	$1,616	(11.7)%
Free Cash Flow	$746	22.2%	$3,675	27.0%

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(1)On September 12, 2024, American Tower Corporation (the “Company” or “American Tower”) completed the sale of 100% of the equity interests in its operations in India (“ATC TIPL” or “ATC India”) to Data Infrastructure Trust, an Infrastructure Investment Trust sponsored by an affiliate of Brookfield Asset Management (the “ATC TIPL Transaction”). The ATC TIPL Transaction qualified for presentation as discontinued operations. Prior to the divestiture and classification as discontinued operations, ATC TIPL’s operating results were included within the Asia-Pacific property segment. Accordingly, the operating results of ATC TIPL are reported as discontinued operations for all periods presented. Please refer to the footnotes and definitions in this release regarding treatment of discontinued operations.
(2)Results for total revenue, total property revenue, total Tenant Billings Growth, Organic Tenant Billings Growth, Property Gross Margin, Adjusted EBITDA, AFFO attributable to AMT common stockholders, as adjusted, and AFFO attributable to AMT common stockholders per Share, as adjusted, exclude the impacts associated with discontinued operations related to the ATC TIPL Transaction. Net income, Net income attributable to AMT common stockholders, Net income attributable to AMT common stockholders per diluted share, Nareit Funds From Operations (FFO) attributable to AMT common stockholders, AFFO attributable to AMT common stockholders, AFFO attributable to AMT common stockholders per Share, Cash provided by operating activities, total cash capital expenditures and Free Cash Flow include the impacts associated with discontinued operations related to the ATC TIPL Transaction.
(3)Q4 2024 and FY 2024 growth rates positively impacted by the Company’s extension of the estimated useful lives of its tower assets and the estimated settlement dates for its asset retirement obligations, which the Company estimates resulted in a decrease of approximately $730 million in depreciation and amortization expense and a decrease of approximately $75 million in accretion expense for the twelve months ended December 31, 2024, as compared to the twelve months ended December 31, 2023. Such decreases were relatively evenly distributed by quarter throughout 2024.
(4)Q4 2024 and FY 2024 growth rates impacted by foreign currency gains of approximately $539.7 million and $308.3 million, respectively, in the current periods as compared to foreign currency losses of approximately $(377.7) million and $(330.6) million, respectively, in the prior-year periods.
(5)FY 2024 growth rates were impacted by a loss on the sale of ATC TIPL of $1.2 billion in the current-year period, which primarily included the reclassification of the Company’s cumulative translation adjustment in India upon exiting the market of $1.1 billion. The loss on sale of ATC TIPL is included in Loss from discontinued operations, net of taxes in the consolidated statements of operations. Q4 and FY 2024 growth rates were also impacted by impairment charges, including goodwill impairments, of $205.3 and $604.4 million recognized in the prior-year periods, respectively.
(6)Represents AFFO attributable to AMT common stockholders from continuing operations adjusted for a full period of interest expense savings associated with the use of approximately $2.0 billion of proceeds from the ATC TIPL Transaction to pay down existing indebtedness under the 2021 Multicurrency Credit Facility (as defined below), at the applicable historical borrowing cost for the respective period. No additional adjustments are required related to the repayment of approximately $120 million under the Company’s unsecured term loan in India, as amended in January 2024 (the “India Term Loan”), as the historical interest expense associated with the India Term Loan is already considered as part of AFFO attributable to AMT common stockholders from discontinued operations when deriving AFFO attributable to AMT common stockholders from continued operations.
(7)Q4 2024 and FY 2024 cash capital expenditures include $9.5 million and $37.4 million, respectively, of finance lease and perpetual land easement payments reported in cash flows from financing activities in the condensed consolidated statements of cash flows.

Please refer to “Non-GAAP and Defined Financial Measures” below for definitions and other information regarding the Company’s use of non-GAAP measures. For financial information and reconciliations to GAAP measures, please refer to the “Unaudited Selected Consolidated Financial Information” below.

CAPITAL ALLOCATION OVERVIEW
Distributions – During the quarter and full year ended December 31, 2024, the Company declared the following regular cash distributions to its common stockholders:

Common Stock Distributions	Q4 2024(1)	FY 2024
Distributions per share	$1.62	$6.48
Aggregate amount (in millions)	$757.1	$3,027.3
Year-over-year per share growth	(4.7)%	0.5%
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(1)    The distribution declared on December 5, 2024 was paid on February 3, 2025 to stockholders of record as of the close of business on December 27, 2024.

Capital Expenditures – During the fourth quarter of 2024, total capital expenditures were approximately $453 million, of which $74 million was for non-discretionary capital improvements and corporate capital expenditures. For the full year 2024, total capital expenditures were approximately $1.6 billion, of which $189 million was for non-discretionary capital improvements and corporate capital expenditures. For additional capital expenditure details, please refer to the supplemental disclosure package available on the Company’s website.
Other Events – During the three months ended December 31, 2024, the Company completed the previously announced sales of 100% of its ownership interests of its subsidiaries in Australia and New Zealand for total aggregate consideration of approximately $77.6 million.
The Company entered into an agreement, which received government approval on February 13, 2025, pursuant to which it expects to sell one of its subsidiaries in South Africa that holds fiber assets for total aggregate consideration of 2.5 billion South African Rand (approximately $132.7 million) subject to certain adjustments. The Company expects to complete the sale during the first quarter of 2025.

LEVERAGE AND FINANCING OVERVIEW
Leverage – For the quarter ended December 31, 2024, the Company’s Net Leverage Ratio was 5.1x net debt (total debt less cash and cash equivalents) to fourth quarter 2024 annualized Adjusted EBITDA.

Calculation of Net Leverage Ratio ($ in millions, totals may not add due to rounding.)	As of December 31, 2024
Total debt	$36,502
Less: Cash and cash equivalents	2,000
Net Debt	$34,502
Divided By: Fourth quarter annualized Adjusted EBITDA(1)	6,768
Net Leverage Ratio	5.1x
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(1)Q4 2024 Adjusted EBITDA multiplied by four.
Liquidity and Financing Activities – As of December 31, 2024, the Company had approximately $12.0 billion of total liquidity, consisting of approximately $2.0 billion in cash and cash equivalents plus the ability to borrow an aggregate of approximately $10.0 billion under its revolving credit facilities, net of any outstanding letters of credit.
On November 21, 2024, the Company issued an aggregate of $1.2 billion in senior unsecured notes. The net proceeds of the offering were used to repay existing indebtedness under its $6.0 billion senior unsecured multicurrency revolving credit facility, as amended and restated in December 2021, as further amended (the “2021 Multicurrency Credit Facility”), and its $4.0 billion senior unsecured revolving credit facility, as amended and restated in December 2021, as further amended (the “2021 Credit Facility”).
On January 28, 2025, the Company amended the 2021 Multicurrency Credit Facility, the 2021 Credit Facility and its $1.0 billion term loan, as amended and restated in December 2021, as further amended (collectively, the “Loans”), to, among other things, extend the maturity dates under the Loans, and to update the Applicable Margins (as defined in the loan agreements) thereunder.

FULL YEAR 2025 OUTLOOK

The following full year 2025 estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of February 25, 2025. Actual results may differ materially from these estimates as a result of various factors, and the Company refers you to the cautionary language regarding “forward-looking statements” included in this press release when considering this information.
The Company’s outlook is based on the following average foreign currency exchange rates to 1.00 U.S. Dollar for February 25, 2025 through December 31, 2025: (a) 1,202 Argentinean Pesos; (b) 124.10 Bangladeshi Taka; (c) 5.90 Brazilian Reais; (d) 1.44 Canadian Dollars; (e) 1,000 Chilean Pesos; (f) 4,410 Colombian Pesos; (g) 0.97 Euros; (h) 15.50 Ghanaian Cedis; (i) 131 Kenyan Shillings; (j) 20.90 Mexican Pesos; (k) 1,620 Nigerian Naira; (l) 7,900 Paraguayan Guarani; (m) 3.75 Peruvian Soles; (n) 59.60 Philippine Pesos; (o) 18.75 South African Rand; (p) 3,720 Ugandan Shillings; and (q) 630 West African CFA Francs.
The Company’s outlook reflects estimated negative impacts of foreign currency exchange rate fluctuations to total property revenue, Adjusted EBITDA and AFFO attributable to AMT common stockholders of approximately $229 million, $152 million and $126 million, respectively, relative to the Company’s 2024 results. The impact of foreign currency exchange rate fluctuations on net income metrics is not provided, as the impact on all components of the net income measure cannot be calculated without unreasonable effort.
The Company’s 2024 results, for the purposes of the growth rates described below, are presented on a continuing operations basis, with the exception of Net Income, Net Income attributable to AMT common stockholders, AFFO attributable to AMT common stockholders and AFFO attributable to AMT common stockholders per Share.
Additional information pertaining to the impact of foreign currency and Secured Overnight Financing Rate fluctuations on the Company’s outlook has been provided in the supplemental disclosure package available on the Company’s website.

2025 Outlook: ($ in millions, except per share amounts.)	Full Year 2025			Midpoint Growth Rates vs. Prior Year	Midpoint Growth Rates vs. Prior Year, As Adjusted
Total property revenue(1)(2)	$9,920	to	$10,070	0.6%	N/A
Net income	2,930	to	3,020	30.5%	N/A
Net income attributable to AMT common stockholders	2,960	to	3,050	33.3%	N/A
Adjusted EBITDA(3)	6,855	to	6,925	1.1%	N/A
AFFO attributable to AMT common stockholders	4,830	to	4,920	(1.2)%	4.6%
AFFO attributable to AMT common stockholders per Share	$10.31	to	$10.50	(1.3)%	4.4%
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(1)Includes U.S. & Canada segment property revenue of $5,190 million to $5,250 million, international property revenue of $3,705 million to $3,775 million and Data Centers segment property revenue of $1,025 million to $1,045 million, reflecting midpoint growth rates of (0.5)%, (0.6)% and 11.9%, respectively. The U.S. & Canada growth rate includes an estimated negative impact of approximately 4% associated with a decrease in non-cash straight-line revenue recognition. The international growth rate includes an estimated negative impact of over 6% from the translational effects of foreign currency exchange rate fluctuations. International property revenue reflects the Company’s Africa & APAC, Europe and Latin America segments. Data Centers segment property revenue reflects revenue from the Company’s data center facilities and related assets.
(2)Property revenue growth rate includes an estimated negative impact of approximately 2% associated with straight-line revenue recognition.
(3)Adjusted EBITDA growth rate includes an estimated negative impact of approximately 3% associated with straight-line revenue recognition.

2025 Outlook for Total Property revenue, at the midpoint, includes the following components(1): ($ in millions, totals may not add due to rounding.)	U.S. & Canada Property(2)	International Property(3)	Data Centers Property(4)	Total Property
International pass-through revenue	N/A	$1,020	N/A	$1,020
Straight-line revenue	28	24	10	62
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(1)For additional discussion regarding these components, please refer to “Revenue Components” below.
(2)U.S. & Canada property revenue includes revenue from all assets in the United States and Canada, other than data center facilities and related assets.
(3)International property revenue reflects the Company’s Africa & APAC, Europe and Latin America segments.
(4)Data Centers property revenue reflects revenue from the Company’s data center facilities and related assets.

2025 Outlook for Total Tenant Billings Growth, at the midpoint, includes the following components(1): (Totals may not add due to rounding.)	U.S. & Canada Property	International Property(2)	Total Property
Organic Tenant Billings	≥4.3%	~6%	~5%
New Site Tenant Billings	~0%	~1%	~0.5%
Total Tenant Billings Growth	≥4.3%	~7%	~5.5%
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(1)For additional discussion regarding the component growth rates, please refer to “Revenue Components” below. Tenant Billings Growth is not applicable to the Data Centers segment. For additional details related to the Data Centers segment, please refer to the supplemental disclosure package available on the Company’s website.
(2)International property Tenant Billings Growth reflects the Company’s Africa & APAC, Europe and Latin America segments.

Outlook for Capital Expenditures: ($ in millions, totals may not add due to rounding.)
	Full Year 2025
Discretionary capital projects(1)	$880	to	$910
Ground lease purchases	190	to	210
Start-up capital projects	50	to	70
Redevelopment	360	to	390
Capital improvement	145	to	155
Corporate	10	—	10
Total	$1,635	to	$1,745
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(1)Includes the construction of 1,950 to 2,550 communications sites globally and $610 million of development spend in the Company’s Data Centers segment.

Reconciliation of Outlook for Adjusted EBITDA to Net income: ($ in millions, totals may not add due to rounding.)
	Full Year 2025
Net income	$2,930	to	$3,020
Interest expense	1,375	to	1,355
Depreciation, amortization and accretion	1,985	to	1,995
Income tax provision	345	to	335
Stock-based compensation expense	178	—	178
Other, including other operating expenses, interest income, (gain) loss on retirement of long-term obligations and other (income) expense	42	—	42
Adjusted EBITDA	$6,855	to	$6,925

Reconciliation of Outlook for AFFO attributable to AMT common stockholders to Net income: ($ in millions, except share and per share data, totals may not add due to rounding.)
	Full Year 2025
Net income	$2,930	to	$3,020
Straight-line revenue	(62)	—	(62)
Straight-line expense	39	—	39
Depreciation, amortization and accretion	1,985	to	1,995
Stock-based compensation expense	178	—	178
Deferred portion of income tax and other income tax adjustments	77	—	77
Other, including other operating expense, amortization of deferred financing costs, debt discounts and premiums, (gain) loss on retirement of long-term obligations, other (income) expense and long-term deferred interest charges	203	—	203
Capital improvement capital expenditures	(145)	to	(155)
Corporate capital expenditures	(10)	—	(10)
Adjustments and distributions for unconsolidated affiliates and noncontrolling interests	(365)	—	(365)
AFFO attributable to AMT common stockholders	$4,830	to	$4,920
Divided by weighted average diluted shares outstanding (in thousands)	468,700	—	468,700
AFFO attributable to AMT common stockholders per Share	$10.31	to	$10.50

Reconciliation of Outlook for EBITDA to AFFO attributable to AMT common stockholders and AFFO attributable to American Tower Corporation common stockholders per Share: ($ in millions, except share and per share data, totals may not add due to rounding.)

	Full Year 2025
Adjusted EBITDA	$6,855	to	$6,925
Straight-line revenue	(62)	—	(62)
Straight-line expense	39	—	39
Cash interest expense	(1,319)	to	(1,299)
Interest income	105	—	105
Cash paid for income taxes	(268)	to	(258)
Capital improvement capital expenditures	(145)	to	(155)
Corporate capital expenditures	(10)	—	(10)
Adjustments and dividends from non-controlling interest	(365)	—	(365)
AFFO Attributable to Common Stockholders	$4,830	to	$4,920
Divided by weighted average shares outstanding	468,700	—	468,700
AFFO attributable to AMT common stockholders per Share	$10.31	to	$10.50

Conference Call Information
American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the quarter and full year ended December 31, 2024 and its outlook for 2025. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:
U.S./Canada dial-in: (877) 692-8955
International dial-in: (234) 720-6979
Passcode: 7716853
When available, a replay of the call can be accessed until 11:59 p.m. ET on March 11, 2025. The replay dial-in numbers are as follows:
U.S./Canada dial-in: (866) 207-1041
International dial-in: (402) 970-0847
Passcode: 6390626
American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.
About American Tower
American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of nearly 149,000 communications sites and a highly interconnected footprint of U.S. data center facilities. For more information about American Tower, please visit the “Earnings Materials” and “Investor Presentations” sections of our investor relations hub at www.americantower.com.

Non-GAAP and Defined Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following Non-GAAP and Defined Financial Measures: Segment Gross Margin, Segment Operating Profit, Segment Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Nareit Funds From Operations (FFO) attributable to American Tower Corporation common stockholders, Adjusted Funds From Operations (AFFO) attributable to American Tower Corporation common stockholders, AFFO attributable to American Tower Corporation common stockholders, as adjusted, AFFO attributable to American Tower Corporation common stockholders per Share, AFFO attributable to American Tower Corporation common stockholders per Share, as adjusted, Free Cash Flow, Net Debt and Net Leverage Ratio. In addition, the Company presents: Tenant Billings, Tenant Billings Growth, Organic Tenant Billings Growth and New Site Tenant Billings Growth.
These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company's core businesses and are commonly used across its industry peer group. As outlined in detail below, the Company believes that these measures can assist in comparing company performance on a consistent basis irrespective of depreciation and amortization or capital structure, while also providing valuable incremental insight into the underlying operating trends of its business.
Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost basis, are involved. The Company's Non-GAAP and Defined Financial Measures may not be comparable to similarly titled measures used by other companies.
Revenue Components
In addition to reporting total revenue, the Company believes that providing transparency around the components of its revenue provides investors with insight into the indicators of the underlying demand for, and operating performance of, its real estate portfolio. Accordingly, the Company has provided disclosure of the following revenue components: (i) Tenant Billings, (ii) New Site Tenant Billings; (iii) Organic Tenant Billings; (iv) International pass-through revenue; (v) Straight-line revenue; (vi) Pre-paid amortization revenue; (vii) Foreign currency exchange impact; and (viii) Other revenue.
Tenant Billings: The majority of the Company’s revenue is generated from non-cancellable, long-term tenant leases. Revenue from Tenant Billings reflects several key aspects of the Company’s real estate business: (i) “colocations/amendments” reflects new tenant leases for space on existing sites and amendments to existing leases to add additional tenant equipment; (ii) “escalations” reflects contractual increases in billing rates, which are typically tied to fixed percentages or a variable percentage based on a consumer price index; (iii) “cancellations” reflects the impact of tenant lease terminations or non-renewals or, in limited circumstances, when the lease rates on existing leases are reduced; and (iv) “new sites” reflects the impact of new property construction and acquisitions.
New Site Tenant Billings: Day-one Tenant Billings associated with sites that have been built or acquired since the beginning of the prior-year period. Incremental colocations/amendments, escalations or cancellations that occur on these sites after the date of their addition to our portfolio are not included in New Site Tenant Billings. In certain cases, this could also include the net impact of certain divestitures. The Company believes providing New Site Tenant Billings enhances an investor’s ability to analyze the Company’s existing real estate portfolio growth as well as its development program growth, as the Company’s construction and acquisition activities can drive variability in growth rates from period to period.
Organic Tenant Billings: Tenant Billings on sites that the Company has owned since the beginning of the prior-year period, as well as Tenant Billings activity on new sites that occurred after the date of their addition to the Company’s portfolio.
International pass-through revenue: A portion of the Company’s pass-through revenue is based on power and fuel expense reimbursements and therefore subject to fluctuations in fuel prices. As a result, revenue growth rates may fluctuate depending on the market price for fuel in any given period, which is not representative of the Company’s real estate business and its economic exposure to power and fuel costs. Furthermore, this expense reimbursement mitigates the economic impact associated with fluctuations in operating expenses, such as power and fuel costs and land rents in certain of the Company’s markets. As a result, the Company believes that it is appropriate to provide insight into the impact of pass-through revenue on certain revenue growth rates.

Straight-line revenue: Under GAAP, the Company recognizes revenue on a straight-line basis over the term of the contract for certain of its tenant leases. Due to the Company’s significant base of non-cancellable, long-term tenant leases, this can result in significant fluctuations in growth rates upon tenant lease signings and renewals (typically increases), when amounts billed or received upfront upon these events are initially deferred. These signings and renewals are only a portion of the Company’s underlying business growth and can distort the underlying performance of our Tenant Billings Growth. As a result, the Company believes that it is appropriate to provide insight into the impact of straight-line revenue on certain growth rates in revenue and select other measures.
Pre-paid amortization revenue: The Company recovers a portion of the costs it incurs for the redevelopment and development of its properties from its tenants. These upfront payments are then amortized over the initial term of the corresponding tenant lease. Given this amortization is not necessarily directly representative of underlying leasing activity on its real estate portfolio (i.e. does not have a renewal option or escalation as our tenant leases do), the Company believes that it is appropriate to provide insight into the impact of pre-paid amortization revenue on certain revenue growth rates to provide transparency into the underlying performance of our real estate business.
Foreign currency exchange impact: The majority of the Company’s international revenue and operating expenses are denominated in each country’s local currency. As a result, foreign currency fluctuations may distort the underlying performance of our real estate business from period to period, depending on the movement of foreign currency exchange rates versus the U.S. Dollar. The Company believes it is appropriate to quantify the impact of foreign currency exchange rate fluctuations on its reported growth to provide transparency into the underlying performance of its real estate business.
Other revenue: Other revenue represents revenue not captured by the above listed items and can include items such as customer settlements, fiber solutions revenue and data centers revenue.

Non-GAAP and Defined Financial Measure Definitions
Adjusted EBITDA: Net income before Income (loss) from equity method investments; Income (loss) from discontinued operations, net of taxes; Income tax benefit (provision); Other income (expense); Gain (loss) on retirement of long-term obligations; Interest expense; Interest income; Other operating income (expense), including Goodwill impairment; Depreciation, amortization and accretion; and stock-based compensation expense. The Company believes this measure provides valuable insight into the profitability of its operations while at the same time taking into account the central overhead expenses required to manage its global operations. In addition, it is a widely used performance measure across the telecommunications real estate sector.
Adjusted EBITDA Margin: The percentage that results from dividing Adjusted EBITDA by total revenue.
Adjusted Funds From Operations (AFFO) attributable to American Tower Corporation common stockholders: Nareit FFO attributable to American Tower Corporation common stockholders before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the deferred portion of income tax and other income tax adjustments, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, debt discounts and premiums and long-term deferred interest charges, (vi) other income (expense), (vii) gain (loss) on retirement of long-term obligations, and (viii) other operating income (expense), less cash payments related to capital improvements and cash payments related to corporate capital expenditures and including adjustments and distributions for unconsolidated affiliates and noncontrolling interests and adjustments for discontinued operations, which includes the impact of noncontrolling interests and discontinued operations on both Nareit FFO and the corresponding adjustments included in AFFO. The Company believes this measure provides valuable insight into the operating performance of its assets by further adjusting the Nareit AFFO attributable to American Tower Corporation common stockholders metric to exclude the factors outlined above, which if unadjusted, may otherwise cause material fluctuations in Nareit FFO attributable to American Tower Corporation common stockholders growth from period to period that would not be representative of the underlying performance of the Company’s property assets in those periods. In addition, it is a widely used performance measure across the telecommunications real estate sector. The Company believes providing this metric, excluding the impacts of noncontrolling interests, enhances transparency, given the minority interests in its Europe business and its U.S. data center business.
AFFO attributable to American Tower Corporation common stockholders, as adjusted: Represents AFFO attributable to AMT common stockholders from continuing operations adjusted for a full period of interest expense savings associated with the use of approximately $2.0 billion of proceeds from the ATC TIPL Transaction to pay down existing indebtedness under the 2021 Multicurrency Credit Facility, at the applicable historical borrowing cost for the respective period. No additional adjustments are required related to the repayment of approximately $120 million under the India Term Loan, as the historical interest expense associated with the India Term Loan is already considered as part of AFFO attributable to AMT common stockholders from discontinued operations when deriving AFFO attributable to AMT common stockholders from continued operations.
AFFO attributable to American Tower Corporation common stockholders per Share, as adjusted: AFFO attributable to American Tower Corporation common stockholders, as adjusted, divided by the diluted weighted average common shares outstanding.
AFFO attributable to American Tower Corporation common stockholders per Share: AFFO attributable to American Tower Corporation common stockholders divided by the diluted weighted average common shares outstanding.
Free Cash Flow: Cash provided by operating activities less total cash capital expenditures, including the impacts associated with discontinued operations and payments on finance leases and perpetual land easements. The Company believes that Free Cash Flow is useful to investors as the basis for comparing our performance and coverage ratios with other companies in its industry, although this measure of Free Cash Flow may not be directly comparable to similar measures used by other companies.
Nareit Funds From Operations (FFO), as defined by the National Association of Real Estate Investment Trusts (Nareit), attributable to American Tower Corporation common stockholders: Net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges, real estate related depreciation, amortization and accretion including adjustments and distributions for unconsolidated affiliates and noncontrolling interests and discontinued operations. The Company believes this measure provides valuable insight into the operating performance of its property assets by excluding the charges described above, particularly depreciation expenses, given the high initial, up-front capital intensity of the Company’s operating model. In addition, it is a widely used performance measure across the telecommunications real estate sector.
Net Debt: Total long-term debt, including current portion and for periods beginning in the first quarter of 2019, finance lease liabilities, less cash and cash equivalents.
Net Leverage Ratio: Net debt (total long-term debt, including current portion, and for periods beginning in the first quarter of 2019, finance lease liabilities, less cash and cash equivalents) divided by the quarter’s annualized Adjusted EBITDA (the quarter’s Adjusted EBITDA multiplied by four). The Company believes that including this calculation is important for investors and analysts given it is a critical component underlying its credit agency ratings.
New Site Tenant Billings Growth: The portion of Tenant Billings Growth attributable to New Site Tenant Billings. The Company believes this measure provides valuable insight into the growth attributable to Tenant Billings from recently acquired or constructed properties.
Organic Tenant Billings Growth: The portion of Tenant Billings Growth attributable to Organic Tenant Billings. The Company believes that organic growth is a useful measure of its ability to add tenancy and incremental revenue to its assets for the reported period, which enables investors and analysts to gain additional insight into the relative attractiveness, and therefore the value, of the Company’s property assets.
Segment Gross Margin: Revenues less operating expenses, excluding depreciation, amortization and accretion, selling, general, administrative and development expense and other operating expenses. The Company believes this measure provides valuable insight into the site-level profitability of its assets.
Segment Operating Profit: Segment Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. The Company believes this measure provides valuable insight into the site-level profitability of its assets while also taking into account the overhead expenses required to manage each of its operating segments.
Segment Operating Profit and Segment Gross Margin are before interest income, interest expense, gain (loss) on retirement of long-term obligations, other income (expense), net income (loss) attributable to noncontrolling interest and income tax benefit (provision).
Segment Operating Profit Margin: The percentage that results from dividing Segment Operating Profit by revenue.
Tenant Billings Growth: The increase or decrease resulting from a comparison of Tenant Billings for a current period with Tenant Billings for the corresponding prior-year period, in each case adjusted for foreign currency exchange rate fluctuations. The Company believes this measure provides valuable insight into the growth in recurring Tenant Billings and underlying demand for its real estate portfolio.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding our full year 2025 outlook and other targets, foreign currency exchange rates, the creditworthiness and financial strength of our customers, the expected impacts of strategic partnerships on our business, our expectations for the closing of signed agreements and the expected impacts of such agreements on our business and our expectations regarding the leasing demand for communications real estate. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) a significant decrease in leasing demand for our communications infrastructure would materially and adversely affect our business and operating results, and we cannot control that demand; (2) a substantial portion of our current and projected future revenue is derived from a small number of customers, and we are sensitive to adverse changes in the creditworthiness and financial strength of our customers; (3) if our customers consolidate their operations, exit their businesses or share site infrastructure to a significant degree, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (4) increasing competition within our industries may materially and adversely affect our revenue; (5) competition to build or purchase assets could adversely affect our ability to achieve our return on investment criteria; (6) new technologies or changes, or lack thereof, in our or a customer’s business model could make our communications infrastructure leasing business less desirable and result in decreasing revenues and operating results; (7) divestitures and strategic partnerships may materially and adversely affect our financial condition, results of operations or cash flows; (8) our leverage and debt service obligations, including during a rising interest rates environment, may materially and adversely affect our ability to raise additional financing to fund capital expenditures, future growth and expansion initiatives and may reduce funds available to satisfy our distribution requirements; (9) high inflation may adversely affect us by increasing costs beyond what we can recover through price increases; (10) restrictive covenants in the agreements related to our securitization transactions, our credit facilities and our debt securities could materially and adversely affect our business by limiting flexibility, and we may be prohibited from paying dividends on our common stock, which may jeopardize our qualification for taxation as a REIT; (11) our foreign operations are subject to economic, political and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (12) our business, and that of our customers, is subject to laws, regulations and administrative and judicial decisions, and changes thereto, that could restrict our ability to operate our business as we currently do or impact our competitive landscape; (13) we may be adversely affected by regulations related to climate change; (14) if we fail to remain qualified for taxation as a REIT, we will be subject to tax at corporate income tax rates, which may substantially reduce funds otherwise available, and even if we qualify for taxation as a REIT, we may face tax liabilities that impact earnings and available cash flow; (15) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (16) we could have liability under environmental and occupational safety and health laws; (17) if we are unable to protect our rights to the land under our towers and buildings in which our data centers are located, it could adversely affect our business and operating results; (18) if we, or third parties on which we rely, experience technology failures, including cybersecurity incidents or the loss of personally identifiable information, we may incur substantial costs and suffer other negative consequences, which may include reputational damage; (19) our expansion and operational initiatives involve a number of risks and uncertainties, including those related to integrating acquired or leased assets, that could adversely affect our operating results, disrupt our operations or expose us to additional risk; (20) our towers, fiber networks, data centers or computer systems may be affected by natural disasters (including as a result of climate change) and other unforeseen events for which our insurance may not provide adequate coverage or result in increased insurance premiums; and (21) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from those towers will be eliminated. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information that is provided in the section entitled “Risk Factors” in our upcoming annual report on Form 10-K, and other risks described in documents we subsequently file from time to time with the Securities and Exchange Commission. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,999.6	$1,753.7
Restricted cash	108.6	119.7
Accounts receivable, net	540.0	547.5
Prepaid and other current assets	530.6	559.5
Current assets of discontinued operations	—	729.6
Total current assets	3,178.8	3,710.0
PROPERTY AND EQUIPMENT, net	19,056.8	18,863.2
GOODWILL	11,768.1	12,083.5
OTHER INTANGIBLE ASSETS, net	14,474.3	15,932.3
DEFERRED TAX ASSET	122.7	179.1
DEFERRED RENT ASSET	3,710.2	3,478.2
RIGHT-OF-USE ASSET	8,089.6	8,205.1
NOTES RECEIVABLE AND OTHER NON-CURRENT ASSETS	676.9	755.3
NON-CURRENT ASSETS OF DISCONTINUED OPERATIONS	—	2,820.9
TOTAL	$61,077.4	$66,027.6
LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$240.8	$251.3
Accrued expenses	1,082.0	1,052.8
Distributions payable	780.3	906.2
Accrued interest	373.6	384.2
Current portion of operating lease liability	576.7	690.4
Current portion of long-term obligations	3,693.0	3,067.3
Unearned revenue	329.2	433.8
Current liabilities of discontinued operations	—	463.3
Total current liabilities	7,075.6	7,249.3
LONG-TERM OBLIGATIONS	32,808.8	35,734.0
OPERATING LEASE LIABILITY	6,875.6	6,815.3
ASSET RETIREMENT OBLIGATIONS	2,393.8	2,080.0
DEFERRED TAX LIABILITY	1,262.0	1,310.6
OTHER NON-CURRENT LIABILITIES	1,012.9	1,149.8
NON-CURRENT LIABILITIES OF DISCONTINUED OPERATIONS	—	823.2
Total liabilities	51,428.7	55,162.2
COMMITMENTS AND CONTINGENCIES
EQUITY:
Common stock	4.8	4.8
Additional paid-in capital	15,057.3	14,872.9
Distributions in excess of earnings	(4,424.1)	(3,638.8)
Accumulated other comprehensive loss	(5,954.6)	(5,739.5)
Treasury stock	(1,301.2)	(1,301.2)
Total American Tower Corporation equity	3,382.2	4,198.2
Noncontrolling interests	6,266.5	6,667.2
Total equity	9,648.7	10,865.4
TOTAL	$61,077.4	$66,027.6

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
REVENUES:
Property	$2,483.9	$2,435.1	$9,933.5	$9,869.2
Services	63.7	21.0	193.7	143.0
Total operating revenues	2,547.6	2,456.1	10,127.2	10,012.2
OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below):
Property	622.6	624.4	2,481.8	2,501.4
Services	31.8	11.3	92.6	60.1
Depreciation, amortization and accretion	500.9	724.9	2,028.8	2,928.5
Selling, general, administrative and development expense(1)	243.1	245.2	933.4	946.0
Other operating expense	69.1	157.5	74.1	370.7
Goodwill impairment	—	80.0	—	80.0
Total operating expenses	1,467.5	1,843.3	5,610.7	6,886.7
OPERATING INCOME	1,080.1	612.8	4,516.5	3,125.5
OTHER INCOME (EXPENSE):
Interest income	32.1	33.6	135.2	118.6
Interest expense	(321.2)	(347.6)	(1,404.5)	(1,388.2)
Loss on retirement of long-term obligations	—	—	—	(0.3)
Other income (expense) (including foreign currency gains (losses) of $539.7, ($377.7), $308.3, and ($330.6), respectively	514.7	(367.6)	377.6	(326.3)
Total other expense	225.6	(681.6)	(891.7)	(1,596.2)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,305.7	(68.8)	3,624.8	1,529.3
Income tax (provision) benefit	(75.2)	7.6	(366.3)	(90.8)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$1,230.5	$(61.2)	$3,258.5	$1,438.5
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAXES	$—	$74.5	$(978.3)	$(71.4)
NET INCOME	1,230.5	13.3	2,280.2	1,367.1
Net (income) loss attributable to noncontrolling interests	(0.9)	71.6	(25.2)	116.2
NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION COMMON STOCKHOLDERS	$1,229.6	$84.9	$2,255.0	$1,483.3
NET INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO AMERICAN TOWER CORPORATION COMMON STOCKHOLDERS	$1,229.6	$10.4	$3,233.3	$1,554.7
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS ATTRIBUTABLE TO AMERICAN TOWER CORPORATION COMMON STOCKHOLDERS	$—	$74.5	$(978.3)	$(71.4)
NET INCOME PER COMMON SHARE AMOUNTS:
Basic net income from continuing operations attributable to American Tower Corporation common stockholders	$2.63	$0.02	$6.92	$3.34
Basic net income (loss) from discontinued operations attributable to American Tower Corporation common stockholders	$—	$0.16	$(2.09)	$(0.15)
Basic net income attributable to American Tower Corporation common stockholders	$2.63	$0.18	$4.83	$3.18
Diluted net income from continuing operations attributable to American Tower Corporation common stockholders	$2.62	$0.02	$6.91	$3.33
Diluted net income (loss) from discontinued operations attributable to American Tower Corporation common stockholders	$—	$0.16	$(2.09)	$(0.15)
Diluted net income attributable to American Tower Corporation common stockholders	$2.62	$0.18	$4.82	$3.18
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (in thousands):
BASIC	467,337	466,249	467,011	466,063
DILUTED	468,418	467,453	468,120	467,162
_______________
(1)Selling, general, administrative and development expense includes stock-based compensation expense in aggregate amounts of $41.9 million and $192.7 million for the three and twelve months ended December 31, 2024, respectively, and $34.3 million and $183.3 million for the three and twelve months ended December 31, 2023, respectively.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Twelve Months Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,280.2	$1,367.1
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization and accretion	2,124.8	3,086.5
Stock-based compensation expense	203.6	195.7
Loss on early retirement of long-term obligations	—	0.3
Loss on sale of ATC TIPL	1,245.5	—
Other non-cash items reflected in statements of operations	(177.1)	886.7
Increase in net deferred rent balances	(276.3)	(472.0)
Right-of-use asset and Operating lease liability, net	(20.6)	(103.7)
Changes in unearned revenue	(79.3)	(43.4)
Increase in assets	(70.6)	(377.1)
Increase in liabilities	60.3	182.3
Cash provided by operating activities	5,290.5	4,722.4
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(1,590.0)	(1,798.1)
Payments for acquisitions, net of cash acquired	(123.0)	(168.0)
Proceeds from sales of short-term investments and other non-current assets(1)	253.2	17.3
Proceeds from the sale of ATC TIPL	2,158.8	—
Deposits and other	(288.4)	253.3
Cash provided by (used for) investing activities	410.6	(1,695.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings, net	8.8	148.7
Borrowings under credit facilities	6,932.9	6,120.0
Proceeds from issuance of senior notes, net	3,568.6	5,678.3
Proceeds from issuance of securities in securitization transaction	—	1,300.0
Repayments of notes payable, credit facilities, senior notes, secured debt, term loans and finance leases(2)	(12,429.6)	(13,230.3)
Contributions from noncontrolling interest holders	104.7	4.1
Distributions to noncontrolling interest holders	(390.8)	(46.5)
Proceeds from stock options and employee stock purchase plan	46.4	22.1
Distributions paid on common stock	(3,074.9)	(2,949.3)
Deferred financing costs and other financing activities(3)	(218.5)	(144.5)
Cash used for financing activities	(5,452.4)	(3,097.4)
Net effect of changes in foreign currency exchange rates on cash and cash equivalents, and restricted cash	(233.9)	23.2
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS, AND RESTRICTED CASH	14.8	(47.3)
CASH AND CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	2,093.4	2,140.7
CASH AND CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$2,108.2	$2,093.4
CASH PAID FOR INCOME TAXES, NET(4)	$350.8	$306.5
CASH PAID FOR INTEREST	$1,424.3	$1,260.0
_____________
(1)Twelve months ended December 31, 2024 includes $238.0 million from the sale of the optionally convertible debentures issued by one of the Company's customers in India, Vodafone Idea Limited (“VIL”), and associated shares of equity of VIL.
(2)Twelve months ended December 31, 2024 and December 31, 2023 include $4.7 million and $6.2 million of finance lease payments, respectively.
(3)Twelve months ended December 31, 2024 and December 31, 2023 include $32.7 million and $38.7 million of perpetual land easement payments, respectively.
(4)Twelve months ended December 31, 2024 includes withholding taxes paid in Singapore of $36.4 million, which were incurred as a result of the ATC TIPL Transaction.

UNAUDITED CONSOLIDATED RESULTS FROM OPERATIONS, BY SEGMENT
($ in millions, totals may not add due to rounding.)

During the fourth quarter of 2024, following recent divestitures, including the ATC TIPL Transaction, and changes to the Company’s organizational structure, the Company reviewed and changed its reportable segments. The Asia-Pacific (“APAC”) property segment and Africa property segment were combined into the Africa & APAC property segment. As a result, the Company now has six reportable segments: U.S. & Canada property (which includes all assets in the United States and Canada, other than its data center facilities and related assets), Africa & APAC property, Europe property, Latin America property, Data Centers and Services. This change aligns with the Company’s management structure and better aligns the Company’s reporting with management’s current approach of allocating costs and resources, managing growth and profitability and assessing the operating performance of its business segments.

	Three Months Ended December 31, 2024
	Property							Services	Total
	U.S. & Canada	Latin America	Africa & APAC(1)	Europe	Total International(2)	Data Centers(3)	Total Property
Segment revenues	$1,304	$421	$309	$214	$944	$236	$2,484	$64	$2,548
Segment operating expenses	221	125	94	84	303	98	623	32	654
Segment Gross Margin	$1,083	$296	$215	$131	$641	$137	$1,861	$32	$1,893
Segment SG&A(4)	43	33	15	20	68	22	133	6	140
Segment Operating Profit	$1,040	$263	$200	$111	$573	$115	$1,728	$26	$1,754
Segment Operating Profit Margin	80%	62%	65%	52%	61%	49%	70%	40%	69%

Growth Metrics
Revenue Growth	0.2%	(3.3)%	3.4%	15.6%	2.7%	9.7%	2.0%	203.3%	3.7%
Total Tenant Billings Growth	4.2%	2.6%	18.3%	7.3%	8.5%	N/A	5.7%
Organic Tenant Billings Growth	4.2%	2.5%	13.3%	5.7%	6.5%	N/A	5.0%

Revenue Components(5)
Prior-Year Tenant Billings	$1,163	$300	$197	$133	$629	$—	$1,793
Colocations/Amendments	45	7	12	5	25	—	70
Escalations	35	12	16	4	32	—	67
Cancellations	(28)	(11)	(3)	(1)	(16)	—	(44)
Other	(3)	(1)	2	(0)	0	—	(3)
Organic Tenant Billings	$1,212	$307	$223	$140	$671	$—	$1,882
New Site Tenant Billings	0	0	10	2	12	—	12
Total Tenant Billings	$1,212	$308	$233	$142	$683	$—	$1,895
Foreign Currency Exchange Impact(6)	(0)	(35)	(21)	(1)	(56)	—	(56)
Total Tenant Billings (Current Period)	$1,212	$273	$212	$142	$627	$—	$1,838

Straight-Line Revenue	43	(2)	14	2	14	1	58
Pre-paid Amortization Revenue	21	0	1	8	9	—	30
Other Revenue	28	47	(3)	7	51	235	314
International Pass-Through Revenue	—	122	90	57	269	—	269
Foreign Currency Exchange Impact(7)	0	(20)	(5)	(0)	(26)	—	(26)
Total Property Revenue (Current Period)	$1,304	$421	$309	$214	$944	$236	$2,484
_______________
(1)Countries included: Bangladesh, Burkina Faso, Ghana, Kenya, Niger, Nigeria, the Philippines, South Africa and Uganda. Includes results of Australia and New Zealand through dates of sale.
(2)Total International reflects the Company’s international operations excluding Canada.
(3)For additional details related to the Data Centers segment, please refer to the supplemental disclosure package available on the Company’s website.
(4)Excludes stock-based compensation expense.
(5)All components of revenue, except those labeled current period, have been translated at prior-period foreign currency exchange rates.
(6)Reflects foreign currency exchange impact on all components of Total Tenant Billings.
(7)Reflects foreign currency exchange impact on components of revenue, other than Total Tenant Billings.

UNAUDITED CONSOLIDATED RESULTS FROM OPERATIONS, BY SEGMENT (CONTINUED)
($ in millions, totals may not add due to rounding.)

	Three Months Ended December 31, 2023
	Property							Services	Total
	U.S. & Canada	Latin America	Africa & APAC(1)(2)	Europe	Total International(3)	Data Centers(4)	Total Property
Segment revenues	$1,301	$435	$299	$185	$919	$215	$2,435	$21	$2,456
Segment operating expenses	213	144	107	70	321	90	624	11	636
Segment Gross Margin	$1,088	$291	$192	$115	$598	$125	$1,811	$10	$1,820
Segment SG&A(5)	42	26	29	21	75	18	136	6	142
Segment Operating Profit	$1,045	$265	$164	$94	$523	$107	$1,675	$4	$1,679
Segment Operating Profit Margin	80%	61%	55%	51%	57%	50%	69%	19%	68%

Growth Metrics
Revenue Growth	1.7%	1.9%	(12.0)%	6.2%	(2.3)%	8.8%	0.7%	(65.1)%	(0.9)%
Total Tenant Billings Growth	5.1%	4.3%	20.5%	10.0%	10.8%	N/A	7.0%
Organic Tenant Billings Growth	5.1%	4.1%	13.2%	8.5%	8.0%	N/A	6.1%

Revenue Components(6)
Prior-Year Tenant Billings	$1,107	$265	$186	$114	$566	$—	$1,672
Colocations/Amendments	53	8	15	4	28	—	80
Escalations	34	18	17	7	42	—	76
Cancellations	(28)	(15)	(9)	(1)	(26)	—	(54)
Other	(2)	0	1	(0)	1	—	(0)
Organic Tenant Billings	$1,163	$276	$211	$124	$611	$—	$1,774
New Site Tenant Billings	(0)	0	14	2	16	—	15
Total Tenant Billings	$1,163	$276	$225	$125	$627	$—	$1,790
Foreign Currency Exchange Impact(7)	(0)	23	(28)	7	3	—	3
Total Tenant Billings (Current Period)	$1,163	$300	$197	$133	$629	$—	$1,793

Straight-Line Revenue	107	(1)	18	1	18	4	129
Pre-paid Amortization Revenue	23	1	0	5	6	—	30
Other Revenue	7	17	(6)	5	16	211	234
International Pass-Through Revenue	—	110	133	39	281	—	281
Foreign Currency Exchange Impact(8)	(0)	9	(43)	3	(31)	—	(31)
Total Property Revenue (Current Period)	$1,301	$435	$299	$185	$919	$215	$2,435
_______________
(1)Countries included: Australia, Bangladesh, Burkina Faso, Ghana, Kenya, New Zealand, Niger, Nigeria, the Philippines, South Africa and Uganda.
(2)Excludes the operating results of ATC TIPL, which are reported as discontinued operations.
(3)Total International reflects the Company’s international operations excluding Canada.
(4)For additional details related to the Data Centers segment, please refer to the supplemental disclosure package available on the Company’s website.
(5)Excludes stock-based compensation expense.
(6)All components of revenue, except those labeled current period, have been translated at prior-period foreign currency exchange rates.
(7)Reflects foreign currency exchange impact on all components of Total Tenant Billings.
(8)Reflects foreign currency exchange impact on components of revenue, other than Total Tenant Billings.

UNAUDITED CONSOLIDATED RESULTS FROM OPERATIONS, BY SEGMENT
($ in millions, totals may not add due to rounding.)

	Twelve Months Ended December 31, 2024
	Property							Services	Total
	U.S. & Canada	Latin America	Africa & APAC(1)(2)	Europe	Total International(3)	Data Centers(4)	Total Property
Segment revenues	$5,248	$1,718	$1,208	$835	$3,761	$925	$9,934	$194	$10,127
Segment operating expenses	871	530	381	309	1,220	391	2,482	93	2,574
Segment Gross Margin	$4,377	$1,188	$828	$525	$2,541	$534	$7,452	$101	$7,553
Segment SG&A(5)	161	111	68	65	244	79	484	21	505
Segment Operating Profit	$4,216	$1,077	$760	$461	$2,297	$455	$6,968	$80	$7,048
Segment Operating Profit Margin	80%	63%	63%	55%	61%	49%	70%	41%	70%

Growth Metrics
Revenue Growth	0.6%	(4.5)%	(2.9)%	7.6%	(1.5)%	10.8%	0.7%	35.5%	1.1%
Total Tenant Billings Growth	4.7%	2.4%	19.3%	7.3%	8.8%	N/A	6.1%
Organic Tenant Billings Growth	4.7%	2.3%	13.1%	5.8%	6.4%	N/A	5.3%

Revenue Components(6)
Prior-Year Tenant Billings	$4,649	$1,194	$800	$525	$2,520	$—	$7,168
Colocations/Amendments	180	32	52	20	104	—	284
Escalations	140	50	73	16	139	—	279
Cancellations	(91)	(51)	(24)	(4)	(80)	—	(171)
Other	(11)	(3)	4	(1)	(0)	—	(11)
Organic Tenant Billings	$4,867	$1,221	$905	$556	$2,682	$—	$7,549
New Site Tenant Billings	(2)	2	49	8	59	—	57
Total Tenant Billings	$4,865	$1,223	$955	$564	$2,741	$—	$7,606
Foreign Currency Exchange Impact(7)	(0)	(46)	(131)	1	(176)	—	(176)
Total Tenant Billings (Current Period)	$4,865	$1,177	$824	$564	$2,566	$—	$7,430

Straight-Line Revenue	231	(13)	56	5	48	10	289
Pre-paid Amortization Revenue	83	2	4	24	30	—	114
Other Revenue	69	100	(21)	26	105	915	1,090
International Pass-Through Revenue	—	486	370	215	1,072	—	1,072
Foreign Currency Exchange Impact(8)	0	(34)	(27)	0	(60)	—	(60)
Total Property Revenue (Current Period)	$5,248	$1,718	$1,208	$835	$3,761	$925	$9,934
_______________
(1)Countries included: Bangladesh, Burkina Faso, Ghana, Kenya, Niger, Nigeria, the Philippines, South Africa and Uganda. Includes results of Australia and New Zealand through dates of sale.
(2)Excludes the operating results of ATC TIPL, which are reported as discontinued operations.
(3)Total International reflects the Company’s international operations excluding Canada.
(4)For additional details related to the Data Centers segment, please refer to the supplemental disclosure package available on the Company’s website.
(5)Excludes stock-based compensation expense.
(6)All components of revenue, except those labeled current period, have been translated at prior-period foreign currency exchange rates.
(7)Reflects foreign currency exchange impact on all components of Total Tenant Billings.
(8)Reflects foreign currency exchange impact on components of revenue, other than Total Tenant Billings.

UNAUDITED CONSOLIDATED RESULTS FROM OPERATIONS, BY SEGMENT
($ in millions, totals may not add due to rounding.)

	Twelve Months Ended December 31, 2023
	Property							Services	Total
	U.S. & Canada	Latin America	Africa & APAC(1)(2)	Europe	Total International(3)	Data Centers(4)	Total Property
Segment revenues	$5,216	$1,798	$1,244	$776	$3,818	$835	$9,869	$143	$10,012
Segment operating expenses	850	566	438	300	1,304	348	2,501	60	2,562
Segment Gross Margin	$4,366	$1,232	$806	$476	$2,514	$487	$7,368	$83	$7,451
Segment SG&A(5)	165	108	87	66	261	72	498	23	521
Segment Operating Profit	$4,201	$1,124	$719	$411	$2,254	$415	$6,870	$60	$6,930
Segment Operating Profit Margin	81%	63%	58%	53%	59%	50%	70%	42%	69%

Growth Metrics
Revenue Growth	4.2%	6.3%	3.4%	5.4%	5.1%	8.9%	4.9%	(40.7)%	3.8%
Total Tenant Billings Growth	5.3%	5.4%	19.1%	10.1%	11.0%	N/A	7.2%
Organic Tenant Billings Growth	5.3%	5.2%	12.7%	8.3%	8.4%	N/A	6.3%

Revenue Components(6)
Prior-Year Tenant Billings	$4,416	$1,068	$773	$465	$2,306	$—	$6,723
Colocations/Amendments	230	35	59	14	107	—	337
Escalations	132	82	79	29	190	—	322
Cancellations	(119)	(61)	(44)	(3)	(108)	—	(228)
Other	(8)	0	4	(1)	4	—	(5)
Organic Tenant Billings	$4,650	$1,124	$872	$504	$2,499	$—	$7,150
New Site Tenant Billings	(1)	2	49	9	60	—	59
Total Tenant Billings	$4,649	$1,126	$921	$512	$2,559	$—	$7,208
Foreign Currency Exchange Impact(7)	(0)	68	(121)	13	(40)	—	(40)
Total Tenant Billings (Current Period)	$4,649	$1,194	$800	$525	$2,520	$—	$7,168

Straight-Line Revenue	394	(7)	68	3	65	19	478
Pre-paid Amortization Revenue	89	2	1	19	22	—	110
Other Revenue	86	130	(33)	26	123	815	1,024
International Pass-Through Revenue	—	449	523	196	1,168	—	1,168
Foreign Currency Exchange Impact(8)	(0)	30	(116)	6	(79)	—	(79)
Total Property Revenue (Current Period)	$5,216	$1,798	$1,244	$776	$3,818	$835	$9,869

_______________
(1)Countries included: Australia, Bangladesh, Burkina Faso, Ghana, Kenya, New Zealand, Niger, Nigeria, the Philippines, South Africa and Uganda.
(2)Excludes the operating results of ATC TIPL, which are reported as discontinued operations.
(3)Total International reflects the Company’s international operations excluding Canada.
(4)For additional details related to the Data Centers segment, please refer to the supplemental disclosure package available on the Company’s website.
(5)Excludes stock-based compensation expense.
(6)All components of revenue, except those labeled current period, have been translated at prior-period foreign currency exchange rates.
(7)Reflects foreign currency exchange impact on all components of Total Tenant Billings.
(8)Reflects foreign currency exchange impact on components of revenue, other than Total Tenant Billings.

UNAUDITED SELECTED CONSOLIDATED FINANCIAL INFORMATION
($ in millions, except share and per share data, totals may not add due to rounding.)

The reconciliation of Adjusted EBITDA to net income and the calculation of Adjusted EBITDA Margin are as follows(1):
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income	$1,230.5	$13.3	$2,280.2	$1,367.1
(Income) loss from discontinued operations, net of taxes	—	(74.5)	978.3	71.4
Income tax provision (benefit)	75.2	(7.6)	366.3	90.8
Other (income) expense	(514.7)	367.6	(377.6)	326.3
Loss on retirement of long-term obligations	—	—	—	0.3
Interest expense	321.2	347.6	1,404.5	1,388.2
Interest income	(32.1)	(33.6)	(135.2)	(118.6)
Other operating expense	69.1	157.5	74.1	370.7
Goodwill impairment	—	80.0	—	80.0
Depreciation, amortization and accretion	500.9	724.9	2,028.8	2,928.5
Stock-based compensation expense	41.9	34.3	192.7	183.3
Adjusted EBITDA	$1,692.0	$1,609.5	$6,812.1	$6,688.0
Total revenue	$2,547.6	$2,456.1	$10,127.2	$10,012.2
Adjusted EBITDA Margin	66%	66%	67%	67%
_______________
(1)All line items, except for Net income and (Income) loss from discontinued operations, net of taxes, exclude discontinued operations.

The reconciliation of Nareit FFO attributable to American Tower Corporation common stockholders to net income and the calculation of AFFO attributable to American Tower Corporation common stockholders and AFFO attributable to American Tower Corporation common stockholders per Share are as follows:
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income (loss)(1)	$1,230.5	$13.3	$2,280.2	$1,367.1
Real estate related depreciation, amortization and accretion	465.5	664.7	1,879.6	2,682.7
Losses from sale or disposal of real estate and real estate related impairment charges(2)	68.7	218.6	91.6	414.6
Adjustments and distributions for unconsolidated affiliates and noncontrolling interests(3)	(83.1)	(77.7)	(352.7)	(324.0)
Adjustments for discontinued operations(4)	—	39.0	1,334.5	469.6
Nareit FFO attributable to AMT common stockholders	$1,681.6	$857.9	$5,233.2	$4,610.0
Straight-line revenue	(55.9)	(125.0)	(277.6)	(465.4)
Straight-line expense	8.0	5.5	46.8	24.4
Stock-based compensation expense	41.9	34.3	192.7	183.3
Deferred portion of income tax and other income tax adjustments(5)	(51.1)	(99.3)	88.7	(162.6)
Non-real estate related depreciation, amortization and accretion	35.4	60.2	149.2	245.8
Amortization of deferred financing costs, debt discounts and premiums and long-term deferred interest charges	14.1	12.9	54.1	49.8
Other (income) expense (6)	(514.7)	367.6	(377.6)	326.3
Loss on retirement of long-term obligations	—	—	—	0.3
Other operating expense (income) (7)	0.4	18.9	(17.5)	36.1
Capital improvement capital expenditures	(69.4)	(69.7)	(157.4)	(186.6)
Corporate capital expenditures	(4.1)	(5.8)	(13.9)	(16.2)
Adjustments and distributions for unconsolidated affiliates and noncontrolling interests(8)	1.6	5.9	4.4	19.4
Adjustments for discontinued operations(9)	—	6.6	9.0	(53.1)
AFFO attributable to AMT common stockholders	$1,087.8	$1,070.0	$4,934.1	$4,611.5
Divided by weighted average diluted shares outstanding (in thousands)	468,418	467,453	468,120	467,162
AFFO attributable to AMT common stockholders per Share	$2.32	$2.29	$10.54	$9.87
As Adjusted:
AFFO attributable to AMT common stockholders from discontinued operations	—	120.1	365.2	345.1
AFFO attributable to American Tower Corporation common stockholders from continuing operations	1,087.8	$949.9	$4,568.9	$4,266.4
Adjustment for interest expense savings associated with the use of ATC TIPL Transaction proceeds	—	33.0	92.2	131.1
AFFO attributable to AMT common stockholders, as adjusted(10)	$1,087.8	$983.0	$4,661.1	$4,397.5
AFFO attributable to AMT common stockholders per Share, as adjusted(10)	$2.32	$2.10	$9.96	$9.41
_______________
(1)For the three months ended December 31, 2023 and twelve months ended December 31, 2024 and 2023, includes Income (loss) from discontinued operations, net of taxes of $74.5 million, $(978.3) million, and $(71.4) million, respectively.
(2)For the three and twelve months ended December 31, 2024 and 2023, includes impairment charges of approximately $68.6 million, $123.1 million, $68.6 million, and $200.0 million, respectively. For the three and twelve months ended December 31, 2023, also includes a goodwill impairment charge of $80.0 million recorded for the Spain reporting unit and for the twelve months ended December 31, 2023, a loss on the sale of Mexico Fiber of $80.0 million.
(3)Includes distributions to noncontrolling interest holders, distributions related to the outstanding mandatorily convertible preferred equity in connection with the Company’s agreements with certain investment vehicles affiliated with Stonepeak Partners LP and adjustments for the impact of noncontrolling interests on Nareit FFO attributable to American Tower Corporation common stockholders.
(4)For the three months ended December 31, 2023 and twelve months ended December 31, 2024 and 2023, includes (i) real estate related depreciation, amortization and accretion for discontinued operations of $38.4 million, $91.3 million, and $151.4 million, respectively, and (ii) losses from the sale or disposal of real estate and real estate related impairment charges for discontinued operations of $0.6 million, $1.2 billion, and $318.2 million, respectively. For the year ended December 31, 2024, includes a loss on the sale of ATC TIPL of $1.2 billion. For the year ended December 31, 2023, includes goodwill impairment charges of $322.0 million recorded for the India reporting unit.
(5)For the year ended December 31, 2024, includes adjustments for withholding taxes paid in Singapore of $36.4 million, which were incurred as a result of the ATC TIPL Transaction. We believe that these withholding tax payments are nonrecurring, and do not believe these are an indication of our operating performance. Accordingly, we believe it is more meaningful to present AFFO attributable to American Tower Corporation common stockholders excluding these amounts.

(6)For the three and twelve months ended December 31, 2024 and 2023, includes gains (losses) on foreign currency exchange rate fluctuations of $539.7 million, $(377.7) million, $308.3 million, and $(330.6) million, respectively.
(7)Primarily includes acquisition-related costs, integration costs and disposition costs.
(8)Includes adjustments for the impact of noncontrolling interests on other line items, excluding those already adjusted for in Nareit FFO attributable to American Tower Corporation common stockholders.
(9)Includes the impact of discontinued operations associated with other line items, excluding the impact already included in Nareit FFO attributable to American Tower Corporation common stockholders.
(10)Represents AFFO attributable to AMT common stockholders from continuing operations adjusted for a full period of interest expense savings associated with the use of approximately $2.0 billion of proceeds from the ATC TIPL Transaction to pay down existing indebtedness under the 2021 Multicurrency Credit Facility, at the applicable historical borrowing cost for the respective period. No additional adjustments are required related to the repayment of approximately $120 million under the
India Term Loan, as the historical interest expense associated with the India Term Loan is already considered as part of AFFO attributable to AMT common stockholders from discontinued operations when deriving AFFO attributable to AMT common stockholders from continued operations.

The reconciliation of Adjusted EBITDA to AFFO attributable to American Tower Corporation common stockholders and AFFO attributable to American Tower Corporation common stockholders per Share and AFFO attributable to American Tower Corporation common stockholders per Share, as adjusted are as follows:
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Adjusted EBITDA	$1,692.0	$1,609.5	$6,812.1	$6,688.0
Straight-line revenue	(55.9)	(125.0)	(277.6)	(465.4)
Straight-line expense	8.0	5.5	46.8	24.4
Cash interest expense	(307.1)	(334.7)	(1,350.4)	(1,338.4)
Interest income	32.1	33.6	135.2	118.6
Cash paid for income taxes	(126.3)	(91.7)	(277.6)	(253.4)
Capital improvement capital expenditures	(69.4)	(69.7)	(157.4)	(186.6)
Corporate capital expenditures	(4.1)	(5.8)	(13.9)	(16.2)
Adjustments and dividends for non-controlling interests	(81.5)	(71.8)	(348.3)	(304.6)
Adjustments from discontinued operations	—	120.1	365.2	345.1
AFFO Attributable to Common Stockholders	$1,087.8	$1,070.0	$4,934.1	$4,611.5
Divided by weighted average diluted shares outstanding	468.4	467.5	468.1	467.2
AFFO Attributable to Common Stockholders per Share	$2.32	$2.29	$10.54	$9.87
AFFO attributable to AMT common stockholders, as adjusted	$1,087.8	$983.0	$4,661.1	$4,397.5
AFFO attributable to AMT common stockholders per Share, as adjusted	$2.32	$2.10	$9.96	$9.41

The reconciliations of segment gross margins are as follows:
	Three Months Ended December 31, 2024
	Property							Services	Total
	U.S. & Canada	Latin America	Africa & APAC(1)	Europe	Total International(2)	Data Centers	Total Property
Gross Margin	$935.9	$245.5	$159.2	$59.9	$464.6	$(4.7)	$1,395.8	$31.9	$1,427.7
Real estate related depreciation, amortization and accretion	147.0	50.1	55.6	70.8	176.5	142.0	465.5	—	465.5
Segment Gross Margin	$1,082.9	$295.6	$214.8	$130.7	$641.1	$137.3	$1,861.3	$31.9	$1,893.2
_______________
(1)Excludes the operating results of ATC TIPL, which are reported as discontinued operations.
(2)Total International reflects the Company’s international operations excluding Canada.

	Three Months Ended December 31, 2023
	Property							Services	Total
	U.S. & Canada	Latin America	Africa & APAC(1)	Europe	Total International(2)	Data Centers	Total Property
Gross Margin	$836.1	$204.9	$119.4	$22.2	$346.5	$(36.6)	$1,146.0	$9.7	$1,155.7
Real estate related depreciation, amortization and accretion	251.4	86.3	72.7	92.8	251.8	161.5	664.7	—	664.7
Segment Gross Margin	$1,087.5	$291.2	$192.1	$115.0	$598.3	$124.9	$1,810.7	$9.7	$1,820.4
_______________
(1)Excludes the operating results of ATC TIPL, which are reported as discontinued operations.
(2)Total International reflects the Company’s international operations excluding Canada.

	Twelve Months Ended December 31, 2024
	Property							Services	Total
	U.S. & Canada	Latin America	Africa & APAC(1)	Europe	Total International(2)	Data Centers	Total Property
Gross Margin	$3,790.6	$985.9	$610.9	$240.9	$1,837.7	$(56.2)	$5,572.1	$101.1	$5,673.2
Real estate related depreciation, amortization and accretion	586.6	201.8	216.6	284.4	702.8	590.2	1,879.6	—	1,879.6
Segment Gross Margin	$4,377.2	$1,187.7	$827.5	$525.3	$2,540.5	$534.0	$7,451.7	$101.1	$7,552.8
_______________
(1)Excludes the operating results of ATC TIPL, which are reported as discontinued operations.
(2)Total International reflects the Company’s international operations excluding Canada.

	Twelve Months Ended December 31, 2023
	Property							Services	Total
	U.S. & Canada	Latin America	Africa & APAC(1)	Europe	Total International(2)	Data Centers	Total Property
Gross Margin	$3,362.7	$890.5	$505.0	$122.9	$1,518.4	$(196.0)	$4,685.1	$82.9	$4,768.0
Real estate related depreciation, amortization and accretion	1,003.6	341.8	301.0	353.2	996.0	683.1	2,682.7	—	2,682.7
Segment Gross Margin	$4,366.3	$1,232.3	$806.0	$476.1	$2,514.4	$487.1	$7,367.8	$82.9	$7,450.7
_______________
(1)Excludes the operating results of ATC TIPL, which are reported as discontinued operations.
(2)Total International reflects the Company’s international operations excluding Canada.